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                                                                   EXHIBIT 10.17


AMENDMENT NO. 1 TO
ERROR! BOOKMARK NOT DEFINED.PARACELSUS HEALTHCARE CORPORATION
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

         1. Section 1.7 of the Paracelsus Healthcare Corporation Supplemental Executive Retirement Plan (the "SERP") is hereby amended by adding the following clause thereto:

              PROVIDED, HOWEVER, that subject to and effective immediately prior to the closing of the proposed merger transaction among the Company, Champion Healthcare Corporation, a Delaware corporation ("Champion"), and PC Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of the Company, whereby Champion is to become a wholly owned subsidiary of the Company (the "Merger"), "Change in Control" shall mean the first to occur of the following:

              (A)   any "person" (as such term is defined in Section 3(a)(9)
of the Securities Exchange Act of 1934 (the "Exchange Act") and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) becomes an Acquiring Person (as such term is defined in the Company's Shareholder Protection Rights Agreement to be adopted at the Effective Time of the Merger) or any person that is not bound by the Shareholder Agreement of the Company to be entered into in connection with the Merger (the "Shareholder Agreement") becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the undiluted total voting power of the Company's then outstanding securities eligible to vote for the election of members of the Board (the "Company Voting Securities"); PROVIDED, HOWEVER, that no event described in the immediately preceding clause shall be deemed to constitute a Change in Control by virtue of any of the following: (I) an acquisition of Company Voting Securities by the Company and/or one or more direct or indirect majority-owned subsidiaries of the Company; (II) an acquisition of Company Voting Securities by any employee benefit plan sponsored or maintained by the Company or any corporation controlled by the Company; (III) an acquisition by any underwriter temporarily holding securities pursuant to an offering of such securities; or (IV) any acquisition by the Executive or any "group" (as such term is defined in Rule 3d-5 under the Exchange Act) of persons including the Executive; or
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              (B)   individuals who, at the beginning of any period of
twenty-four (24) consecutive months, constitute the Board of Directors of the Company (the "Incumbent Board") cease for any reason to constitute at least a majority thereof; PROVIDED, HOWEVER, that any person becoming a director subsequent to the beginning of such twenty-four (24) month period, whose election, or nomination for election, by the Company's shareholders was approved by either (i) the Board of Directors of the Company (the "Board") consistent with the terms of the Shareholder Agreement, during the period the Shareholder Agreement is in effect, or (ii) a vote of at least 75% of the directors comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be, for purposes of this paragraph (B), considered as though such person were a member of the Incumbent Board; PROVIDED, FURTHER, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be a member of the Incumbent Board; or

              (C) there is consummated a merger or consolidation of the Company or a subsidiary thereof with or into any other corporation other than
(I) a merger or consolidation which would result in the holders of the voting securities of the Company outstanding immediately prior thereto holding securities which, in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company, represent immediately after such merger or consolidation at least 60% of the combined voting power of the then outstanding voting securities of either the Company or the other entity which survives such merger or consolidation or any parent of such other entity, or (II) a merger or consolidation effected to implement a recapitalization or reincorporation of the Company (or similar transaction) in which no person acquires more than 25% of the Company Voting Securities; or

              (D) the stockholders of the Company approve (i) a plan of complete liquidation or dissolution of the Company or (ii) an agreement for the sale or disposition by the Company of all or substantially all the Company's assets.
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         2.   Section 1.27 of the SERP is hereby clarified to read in its entirety as follows:

              1.28 "Lump Sum Payment Method" shall mean the Actuarial Equivalent of the Participant's Vested SERP Benefit, payable in a lump sum on the Retirement Date, Disability Date, Termination Date or thirty (30) days after the date of death, as the case may be.

         3. Section 3.1(c) of the SERP is hereby clarified to read in its entirety as follows:

              (c) Notwithstanding Subsections 3.1(a) and (b) above, on or after a Post-Participation Change in Control, the Vested SERP Benefit of an affected Participant shall be 100% of the SERP Benefit, calculated assuming 15 Years of Service.